Exhibit 99.1

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.
ANNOUNCES SUCCESSFUL EXCELYTE® TEST RESULTS CONDUCTED BY AN INDEPENDENT EPA APPROVED LABORATORY

Company to Amend its EPA Master Label to Include Additional Hospital Acquired, Blood Borne and Food Borne Pathogens to its Excelyte® Master Label Claims

LITTLE RIVER, S.C., July 23, 2012 – Integrated Environmental Technologies, Ltd. (“IET” or the “Company”) (OTC Bulletin Board: IEVM), announced today that it has completed a series of tests on its Excelyte® disinfecting solution at an independent EPA approved laboratory.  Excelyte® was successful in eliminating three hospital acquired pathogens, C. difficile spores, K. pneumonia and Vacomycin Resistant Enterococcus (VRE).  In addition, Excelyte® eliminated the high-risk blood borne pathogen HIV and the food borne pathogens Listeria and E. coli.  The Company will now begin the process of amending its EPA master label claims to include the above pathogens.

David LaVance, Chairman, President and Chief Executive Officer of the Company, commented “I am very excited by each of these results.  The C. diff and HIV kill claims will enhance our ability to penetrate the hospital and healthcare markets.  C. diff has become a frequently acquired hospital infection and Excelyte® will offer the healthcare provider an effective alternative to the current toxic and corrosive products utilized.  Listeria and E. coli continue to be prevalent pathogens causing food poisoning in humans and these kill claims will be important additions to our EPA master label as we pursue opportunities for Excelyte® in the food processing market.  These test results are an important step in our continuing efforts to market Excelyte® as an effective, non-toxic disinfecting solution.”

Raymond Swarts, MD, an infectious disease specialist at Carson-Tahoe Regional Medical Center in Carson City, Nevada, stated, “There is a renewed emphasis in hospitals on reducing hospital acquired infections.  The results of IET’s studies using Excelyte® to destroy these significant bacteria with no toxic effect on patients or hospital personnel is a significant step forward in control of infectious disease in hospitals.  Hospitals and other healthcare providers, such as medical offices, clinics and nursing homes, face a constant challenge to contain disease-causing bacteria.  C. diff., in particular, has been a troublesome bacteria because it is both prevalent and difficult to eliminate due to the lack of effective safe agents that eliminate C. diff. spores which commonly remain in the local hospital environment.  Excelyte® provides healthcare providers with a viable alternative to traditional toxic and corrosive disinfectants.”

About Integrated Environmental Technologies, Ltd.

Integrated Environmental Technologies, Ltd., is a publicly-traded company that operates through its wholly-owned operating subsidiary, I.E.T., Inc.  The Company sells a disinfecting solution under the EcaFlo® and Excelyte® brand names and sells a cleaning solution under the Catholyte Zero™ brand name.  Both solutions are produced by the Company’s proprietary EcaFlo® equipment which utilizes an electrolytic process known as electrochemical activation to reliably produce environmentally responsible solutions for cleaning, sanitizing and disinfecting.  EcaFlo® Anolyte and Excelyte® solutions are EPA-registered surface disinfectants and sanitizers approved for hospital-level use.  The products can be used safely anywhere there is a need to control pathogens, bacteria, viruses, and germs.  Catholyte Zero™ solutions are an environmentally friendly cleanser and degreaser for janitorial, sanitation and food processing uses.  To learn more about Integrated Environmental Technologies, Ltd. and I.E.T., Inc., please visit our websites at www.ietltd.net  (investor relations) and www.excelyte.com or www.ietecaflo.com (product information).

Forward-Looking Statements

Statements about the Company's future expectations and all other statements in this press release other than historical facts are forward-looking statements. Such statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from expected results.  Among these risks, trends and uncertainties are economic conditions both generally and within the industries in which the company may participate; competition within the Company’s chosen industries, including competition from much larger competitors; technological advances; available capital; regulatory approval; and failure by the Company to successfully develop or acquire products and form new business relationships.  Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results.

Contacts:

Integrated Environmental Technologies, Ltd.
Thomas S. Gifford
Executive Vice President and Chief Financial Officer
Tel.:  (732) 282-1055